EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S‑8 of our report dated March 10, 2004, relating to the consolidated financial statements of Quanta Services, Inc. and its subsidiaries for the year ended December 31, 2003, which appears in the December 31, 2003 annual report on Form 10‑K of Quanta Services, Inc.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

Houston, Texas
August 20, 2004

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